Exhibit 99.1

Magnolia Solar Supports California’s Renewable Energy Mandate Program

Magnolia Solar Corporation (OTCBB: MGLT) ("Magnolia Solar") recently announced that it had participated in the Tech Valley Energy Forum organized by the College of Nanoscale Science and Engineering's (CNSE) Energy & Environmental Technology Applications Center (E2TAC) where Dr. Ashok K. Sood, President and CEO was one of the expert panelists at the E2TAC Forum on Photovoltaics. Magnolia Solar is working with faculty and scientists at CNSE, where its research and development operation is based, and Rensselaer Polytechnic Institute (RPI), to develop high-efficiency, nanostructure-based thin film solar cells for use in a variety of renewable energy formats in line with Governor Jerry Browns renewable energy mandate, signed into law this Tuesday, requiring California based utilities to draw 33% of their power from solar panels, windmills and other sources by 2020.

"There are people who think we can drill our way to happiness and prosperity," the Democratic governor said at SunPower Corp./Flextronics plant, which makes solar panels in Milpitas, Calif., according to the Associated Press. "Instead of just taking oil from thousands of miles away, we're taking the sun and converting it."

Dr. Ashok Sood, President and CEO, stated, "“Magnolia Solar is working to develop next generation nanostructure-based thin film solar cells in an effort to achieve significant improvements in operating efficiencies and exploring innovative light trapping techniques that can significantly enhance a solar cells operating performance.  We are very encouraged by the recent news that California’s governor, Jerry Brown signed legislation this week making the use of renewable energy in California one of his top priorities.” Dr. Sood continued, “during the 2010 fiscal year, Magnolia Solar has been funded on renewable energy programs by the United States Air Force and the New York State Energy Research and Development Agency (NYSERDA). So we clearly recognize the importance of a national, renewable energy plan and support various government agencies in that endeavor."

About Magnolia Solar Corporation: Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs. Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia's exclusive material structures with advanced optical coatings. Magnolia's technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's efficiency, thereby reducing the cost per watt. Magnolia Solar technology targets electrical power generation applications, ranging from commercial uses including power for electrical grids, to distributed power applications such as residential lighting and specialized military applications. For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, YouTube, or LinkedIn.

Forward-Looking Statements: This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

Hanover Financial Services
Ronald J. Blekicki
info@magnoliasolar.com
303-494-3617